As filed with the Securities and Exchange Commission on August 9, 2022

REGISTRATION NO. 333 –

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under

the SECURITIES ACT OF 1933

Trinseo PLC

(Exact Name of Registrant as Specified in Its Charter)

Ireland	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1000 Chesterbrook Boulevard

Suite 300

Berwyn, PA 19312

(Address, Including Zip Code, of Principal Executive Offices)

Trinseo PLC Amended and Restated 2014 Omnibus Incentive Plan

(Full Title of the Plan)

Angelo Chaclas

Senior Vice President, Chief Legal Officer and Corporate Secretary

1000 Chesterbrook Boulevard

Suite 300

Berwyn, PA 19312

(610) 240-3200

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

with copies to:

Craig Marcus

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036-8704

212 596 9000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	⌧	Accelerated filer	◻
		Smaller reporting company	◻
Non-accelerated filer	◻	Emerging growth company	◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by the registrant, Trinseo PLC (the “Company”), for the purpose of increasing the number of shares of common stock to be issued under the Trinseo PLC Amended & Restated 2014 Omnibus Incentive Plan (the “Plan”) by 175,000 shares, from 6,000,000 shares to 6,175,000 shares. In accordance with General Instruction E to Form S-8, the Company incorporates by reference the contents of the Registration Statement on Form S-8 (Registration No. 333-240195) filed on July 30, 2020 and Post-Effective Amendment No. 1 to such Registration Statement filed on October 8, 2021, the Registration Statement on Form S-8 (Registration No. 333-232925) filed on July 31, 2019 and Post-Effective Amendment No. 1 to such Registration Statement filed on October 8, 2021, and the Registration Statement on Form S-8 (Registration No. 333-196973) filed on June 23, 2014 and Post-Effective Amendment No. 1 to such Registration Statement filed on October 8, 2021. The shareholders of the Company approved a proposal to amend the Plan for this purpose at the annual general meeting of shareholders on June 14, 2022.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Memorandum and Articles of Association of Trinseo PLC (previously filed as Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on June 17, 2022 and incorporated herein by reference).

4.2

Trinseo PLC Amended and Restated 2014 Omnibus Incentive Plan (previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on June 17, 2022 and incorporated herein by reference).

5.1	Opinion of McCann Fitzgerald.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of McCann Fitzgerald (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page of this Registration Statement).

107	Calculation of Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, Commonwealth of Pennsylvania on the 9th day of August, 2022.

TRINSEO PLC

By:	/s/ Frank A. Bozich
Name:	Frank A. Bozich
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each officer and director of Trinseo PLC whose signature appears below constitutes and appoints Frank A. Bozich and David Stasse, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Trinseo PLC, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frank A. Bozich	Director, President and Chief Executive Officer (Principal Executive Officer)	August 9, 2022
Frank A. Bozich

/s/ David Stasse	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 9, 2022
David Stasse

/s/ Bernard M. Skeete	Vice President, Global Controller & PAO (Principal Accounting Officer)	August 9, 2022
Bernard M. Skeete

/s/ K’Lynne Johnson	Director	August 9, 2022
K’Lynne Johnson

/s/ Joseph Alvarado	Director	August 9, 2022
Joseph Alvarado

/s/ Victoria Brifo	Director	August 9, 2022
Victoria Brifo

/s/ Jeffrey J. Cote	Director	August 9, 2022
Jeffrey J. Cote

/s/ Pierre-Marie De Leener	Director	August 9, 2022
Pierre-Marie De Leener

/s/ Jeanmarie Desmond	Director	August 9, 2022
Jeanmarie Desmond

/s/ Matthew Farrell	Director	August 9, 2022
Matthew Farrell

/s/ Sandra Beach Lin	Director	August 9, 2022
Sandra Beach Lin

/s/ Philip R. Martens	Director	August 9, 2022
Philip R. Martens

/s/ Donald T. Misheff	Director	August 9, 2022
Donald T. Misheff

/s/ Henri Steinmetz	Director	August 9, 2022
Henri Steinmetz

/s/ Mark Tomkins	Director	August 9, 2022
Mark Tomkins